UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 15, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 15, 2008, Buckeye Partners, L.P. (“Buckeye”) entered into a Fifth Amended and Restated Exchange Agreement (the “New Exchange Agreement”) among Buckeye, Buckeye GP Holdings L.P. (as successor by merger to MainLine Sub LLC, “BGH”), Buckeye GP LLC (the “General Partner”), MainLine L.P. (the “OLP GP”), Buckeye Pipe Line Company, L.P. (“BPLC”), Laurel Pipe Line Company, L.P. (“Laurel”), Everglades Pipe Line Company, L.P. (“Everglades”), and Buckeye Pipe Line Holdings, L.P. (“Holdings,” and together with BPLC, Laurel and Everglades, the “Operating Partnerships”). The New Exchange Agreement is an amendment and restatement of the Fourth Amended and Restated Exchange Agreement, dated August 9, 2006, that was filed as Exhibit 10.5 to Buckeye’s 2007 Annual Report on Form 10-K (the “Old Exchange Agreement”).

On the same date, Buckeye entered into a First Amendment to Services Agreement among Buckeye, the Operating Partnerships, certain of Buckeye’s other operating subsidiaries and Buckeye Pipe Line Services Company (the “Services Agreement Amendment,” and together with the New Exchange Agreement, the “Amendments”).  The Services Agreement Amendment amends the Services Agreement, dated December 15, 2004, that was filed as Exhibit 10.4 to Buckeye’s 2007 Annual Report on Form 10-K.

Pursuant to Section 2.01 of the Old Exchange Agreement, the General Partner and the OLP GP had released Buckeye and the Operating Partnerships from any liability for or on account of Buckeye’s and/or the Operating Partnerships’ obligations pursuant to Section 7.4(b) of Buckeye’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) and of the respective Agreements of Limited Partnership of the Operating Partnerships or otherwise to reimburse the General Partner, the OLP GP or their affiliates for the total compensation, including benefits (subject to certain limitations), paid for the four highest salaried officers (the “Executives”) performing duties for the General Partner with respect to the functions of operations, finance, legal, marketing and business development, treasury or performing the function of President of the General Partner (the “Executive Compensation Liabilities”).  As a result, decisions regarding the Executives’ compensation have been made by the Compensation Committee of BGH’s general partner, while compensation decisions for the rest of Buckeye’s management team and for the remainder of Buckeye’s workforce have been made by the General Partner. This divided responsibility for employee compensation has the potential for the application of differing standards across the workforce and affects the comparability of Buckeye’s financial results to its publicly-traded peers.

Pursuant to the Amendments, Buckeye and the Operating Partnerships have agreed to become directly responsible for all Executive Compensation Liabilities arising on and after January 1, 2009 in return for an annual fixed payment from BGH to Buckeye (the “Annual Fixed Payment”).  This change in Buckeye’s compensation structure will allow Buckeye to adopt compensation plans, policies and practices that will apply to the entire management team.  The amount of the Annual Fixed Payment has not yet been determined, but the formula for calculating the Annual Fixed Payment has been set as a multiple of the 2009 base salaries for the four Executives, which will compensate Buckeye for the assumption of the base salaries, annual bonus opportunity and benefits (plus a 15% cushion over such amounts) for the Executives.   Schedule A to the New Exchange Agreement contains a detailed breakdown of this formula and will be amended to reflect the final Annual

Fixed Payment when the 2009 base salaries for the four Executives are determined by the Compensation Committee of the General Partner.

Because the assumption of the Executive Compensation Liabilities by Buckeye and the Operating Partnerships in exchange for the Annual Fixed Payment is a transaction between the General Partner and its parent company, BGH, on the one hand, and the Partnership and the Operating Partnerships, on the other hand, the Board of Directors of the General Partner appointed its Audit Committee to act as a special committee of independent directors to negotiate the terms of the transaction with the Board of Directors of BGH’s general partner.  The Audit Committee, represented by independent legal counsel and in consultation with the Compensation Committee of the General Partner and its compensation advisors, negotiated the terms of the transaction and the Amendments, determined them to be fair and reasonable to Buckeye, and gave its “Special Approval” to the transaction in accordance with Section 7.9(a) of the Partnership Agreement.

The New Exchange Agreement and the Services Agreement Amendment are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                               Exhibits.

10.1                         Fifth Amended and Restated Exchange Agreement, dated as of October 15, 2008, among Buckeye GP Holdings L.P., Buckeye GP LLC, Buckeye Partners, L.P., MainLine L.P., Buckeye Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., Everglades Pipe Line Company, L.P., and Buckeye Pipe Line Holdings, L.P.

10.2                         First Amendment to Services Agreement, dated as of October 15, 2008, among Buckeye, Buckeye Pipe Line Services Company, and the subsidiary partnerships and limited liability companies of Buckeye set forth on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: October 16, 2008

Exhibit Index

Exhibit

10.1

Fifth Amended and Restated Exchange Agreement, dated as of October 15, 2008, among Buckeye GP Holdings L.P., Buckeye GP LLC, Buckeye Partners, L.P., MainLine L.P., Buckeye Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., Everglades Pipe Line Company, L.P., and Buckeye Pipe Line Holdings, L.P.

10.2

First Amendment to Services Agreement, dated as of October 15, 2008, among Buckeye, Buckeye Pipe Line Services Company, and the subsidiary partnerships and limited liability companies of Buckeye set forth on the signature pages thereto.